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                                                                    EXHIBIT 24.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan and the 1997 Executive Stock Option Plan of PLC Systems Inc. for the registration of 1,350,000 shares of its common stock, of our report dated February 20, 1998, with respect to the consolidated financial statements and schedule of PLC Systems Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                Ernst & Young LLP

Boston, Massachusetts
April 27, 1998